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                                                                       Exhibit 1



                                __________ SHARES


                            ROCK OF AGES CORPORATION

                              CLASS A COMMON STOCK


                              --------------------


                             UNDERWRITING AGREEMENT


                                                         St. Petersburg, Florida
                                                                          , 1997


Raymond James & Associates, Inc.
As Representative of the Several Underwriters
  c/o Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida  33716

Ladies and Gentlemen:

       Rock of Ages Corporation, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell an aggregate of _________ shares of Class A Common Stock, $.01 par value per share (the "Common Stock"), of the Company, to the several Underwriters named in
Schedule I hereto (the "Underwriters"), and certain stockholders of the Company named in Schedule II hereto (the "Selling Stockholders") propose, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of _______ shares of the Common Stock (such _________ aggregate shares to be sold by the Company and the Selling Stockholders are hereinafter referred to as the "Firm Shares"). In addition, the Company has agreed to sell to the Underwriters, upon the terms and conditions set forth herein, up to an additional ________ shares (the "Additional Shares") of the Common Stock to cover over-allotments by the Underwriters, if any. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares."

       The Company and the Selling Stockholders wish to confirm as follows their agreement with you and the other several Underwriters, on whose behalf you are acting, in connection with the several purchases of the Shares from the Company and the Selling Stockholders.

       1. REGISTRATION STATEMENT AND PROSPECTUS. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-1 (File No. 333-_____), including a prospectus subject to completion, relating to the Shares. Such registration statement, as amended at the time when it becomes effective and as thereafter amended by post-effective amendment, is referred to in this Agreement as the "Registration Statement." The prospectus in the form included in the Registration Statement, or, if the prospectus included in the Registration Statement omits information in reliance upon Rule 430A under the Act and such information is included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act or as part of a post-effective amendment to the Registration Statement after the Registration Statement becomes effective, the prospectus as so filed, is referred to in this Agreement as the "Prospectus." If the Company elects to rely on Rule 434 under the


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Act, all references to the Prospectus shall be deemed to include, without limitation, the form of prospectus and the term sheet contemplated by Rule 434, taken together, provided to the Underwriters by the Company in reliance on Rule 434 under the Act (the "Rule 434 Prospectus"). If the Company files another registration statement with the Commission to register a portion of the Shares pursuant to Rule 462(b) under the Act (the "Rule 462 Registration Statement"), then any reference to "Registration Statement" herein shall be deemed to include the registration statement on Form S-1 (File No. 333-_____) and the Rule 462 Registration Statement, as each such registration statement may be amended pursuant to the Act. The prospectus subject to completion in the form included in the Registration Statement at the time of the initial filing of such Registration Statement with the Commission and as such prospectus is amended from time to time until the date of the Prospectus are collectively referred to in this Agreement as the "Prepricing Prospectus."

       2. AGREEMENTS TO SELL AND PURCHASE. The Company and the Selling Stockholders (in accordance with Schedule II hereof) hereby agree, severally and not jointly, to sell the Firm Shares to the Underwriters and, upon the basis of the representations, warranties and agreements of the Company and the Selling Stockholders herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Stockholders at a purchase price of $_____ per Share (the "purchase price per Share"), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Shares as adjusted pursuant to Section 11 hereof).

       The Company hereby also agrees to sell to the Underwriters, and upon the basis of the representations, warranties and agreements of the Company and the Selling Stockholders herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right for 30 days from the date of the Prospectus to purchase from the Company up to _______ Additional Shares at the purchase price per Share for the Firm Shares. The Additional Shares may be purchased solely for the purpose of covering over-allotments, if any, made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase the number of Additional Shares (subject to such adjustments as you may determine to avoid fractional shares) which bears the same proportion to the total number of Additional Shares to be purchased by the Underwriters as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Shares as adjusted pursuant to Section 11 hereof) bears to the total number of Firm Shares.

       3. TERMS OF PUBLIC OFFERING. The Company and the Selling Stockholders have been advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus.

       4. DELIVERY OF THE SHARES AND PAYMENT THEREFOR. Delivery to the Underwriters of the Firm Shares and payment therefor shall be made at the offices of Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida, at 10:00 a.m., St. Petersburg, Florida time, on ___________, 1997 (the "Closing Date"). The place of closing for the Firm Shares and the Closing Date may be varied by agreement between the Representatives and the Company.

       Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the offices of Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida, at 10:00 a.m., St. Petersburg, Florida time, on such date or dates (the "Additional Closing Date") (which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than three nor later than ten business days after the giving of the notice hereinafter referred to) as shall be specified in a written notice from you on behalf of the Underwriters to the Company of the Underwriters' determination to purchase a number, specified in such notice, of Additional Shares. Such notice may be given to the Company by you at any time within 30 days after the date of the Prospectus. The place of closing for the Additional Shares and the Additional Closing Date may be varied by agreement between you and the Company.



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       Certificates for the Firm Shares and for any Additional Shares to be
purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 1:00 p.m., St. Petersburg, Florida time, not later than the second full business day preceding the Closing Date or the Additional Closing Date, as the case may be. Such certificates shall be made available to you in St. Petersburg, Florida for inspection and packaging not later than 9:30 a.m., St. Petersburg, Florida time, on the business day immediately preceding the Closing Date or the Additional Closing Date, as the case may be. The certificates evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to you on the Closing Date or the Additional Closing Date, as the case may be, against payment of the purchase price therefor by certified or official bank check or checks payable in New York Clearing House (next day) funds. Payment for the Firm Shares sold by the Company hereunder shall be delivered by the Representatives to the Company, and payment for the Shares sold by the Selling Stockholders hereunder shall be delivered by the Representatives to the "Custodian" (as defined in the last paragraph of Section 7 hereof).

       5. COVENANTS AND AGREEMENTS OF THE COMPANY. The Company covenants and agrees with the several Underwriters as follows:

              (a) The Company will use its best efforts to cause the Registration Statement and any amendments thereto to become effective, if it has not already become effective, and will advise you promptly and, if requested by you, will confirm such advice in writing (i) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, (ii) if Rule 430A under the Act is employed, when the Prospectus has been timely filed pursuant to Rule 424(b) under the Act, (iii) of any request by the Commission for amendments or supplements to the Registration Statement, any Prepricing Prospectus or the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purposes and (v) within the period of time referred to in Section 5(e) below, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations, or of any other event that comes to the attention of the Company, that results in the Registration Statement or the Prospectus (as then amended or supplemented) containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading in any material respect, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time. If the Company elects to rely on Rule 434 under the Act, the Company will provide the Underwriters with copies of the form of Rule 434 Prospectus (including copies of a term sheet that complies with the requirements of Rule 434 under the Act), in such number as the Underwriters may reasonably request, and file with the Commission in accordance with Rule 424(b) of the Act the form of Prospectus complying with Rule 434(b)(2) of the Act before the close of business on the first business day immediately following the date hereof. If the Company elects not to rely on Rule 434 under the Act, the Company will provide the Underwriters with copies of the form of Prospectus, in such number as the Underwriters may reasonably request, and file with the Commission such Prospectus in accordance with Rule 424(b) of the Act before the close of business on the first business day immediately following the date hereof.

              (b) The Company will furnish to you, without charge, two signed duplicate originals of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits thereto, and will also furnish to you, without charge, such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto as you may reasonably request.



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              (c)    The Company will not file any Rule 462 Registration
       Statement or any amendment to the Registration Statement or make any amendment or supplement to the Prospectus unless (A) you shall have previously been advised thereof and given a reasonable opportunity to review such filing, amendment or supplement, and (B) you have not reasonably objected to such filing, amendment or supplement after being so advised.

              (d) Prior to the execution and delivery of this Agreement, the Company has delivered or will deliver to you, without charge, in such quantities as you have requested or may hereafter reasonably request, copies of each form of the Prepricing Prospectus. The Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Prepricing Prospectus so furnished by the Company.

              (e) As soon after the execution and delivery of this Agreement as is practicable and thereafter from time to time for such period as in the reasonable opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or a dealer, and for so long a period as you may request for the distribution of the Shares, the Company will deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as they may reasonably request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If at any time prior to the later of (i) the completion of the distribution of the Shares pursuant to the offering contemplated by the Registration Statement or
       (ii) the expiration of prospectus delivery requirements with respect to the Shares under Section 4(3) of the Act and Rule 174 thereunder, any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act or any other law, the Company will forthwith prepare and, subject to Sections 5(a) and 5(c) hereof, file with the Commission and use its best efforts to cause to become effective as promptly as possible an appropriate supplement or amendment thereto, and will furnish to each Underwriter who has previously requested Prospectuses, without charge, a reasonable number of copies thereof.

              (f) The Company will cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may reasonably designate and will file such consents to service of process or other documents as may be reasonably necessary in order to effect and maintain such registration or qualification for so long as required to complete the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject. In the event that the qualification of the Shares in any jurisdiction is suspended, the Company shall so advise you promptly in writing.

              (g) The Company will make generally available to its security holders a consolidated earnings statement (in form complying with the provisions of Rule 158), which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and the Rule 462 Registration Statement, if any, and ending not later than 15 months thereafter, as soon as



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       practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.

              (h) During the period ending five years from the date hereof, the Company will furnish to you and, upon your request, to each of the other Underwriters, (i) as soon as available, a copy of each proxy statement, quarterly or annual report or other report of the Company mailed to stockholders or filed with the Commission, the National Association of Securities Dealers, Inc. (the "NASD") or The Nasdaq Stock Market or any securities exchange and (ii) from time to time such other information concerning the Company as you may reasonably request.

              (i) If this Agreement shall terminate or shall be terminated after execution pursuant to any provision hereof (except pursuant to a termination under Section 11 hereof) or if this Agreement shall be terminated by the Underwriters because of any inability, failure or refusal on the part of the Company or the Selling Stockholders to perform in all material respects any agreement herein or to comply in all material respects with any of the terms or provisions hereof or to fulfill in all material respects any of the conditions of this Agreement, the Company agrees to reimburse you and the other Underwriters for all out-of-pocket expenses (including travel expenses and reasonable fees and expenses of counsel for the Underwriters but excluding wages and salaries paid by you) reasonably incurred by you in connection herewith.

              (j) The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder in accordance in all material respects with the statements under the caption "Use of Proceeds" in the Prospectus.

              (k) If Rule 430A under the Act is employed, the Company will timely file the Prospectus pursuant to Rule 424(b) under the Act.

              (l) For a period of 180 days after the date of the Prospectus first filed pursuant to Rule 424(b) under the Act, without your prior written consent, the Company will not, directly or indirectly, issue, sell, offer or contract to sell or otherwise dispose of or transfer any shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock (collectively, "Company Securities") or any rights to purchase Company Securities, except (i) to the Underwriters pursuant to this Agreement, (ii) pursuant to and in accordance with the Company's 1994 Stock Option Plan referenced in the Registration Statement under the caption "Management -- Incentive Plans,"
       (iii) in connection with the Keith Acquisition and the C&C Acquisition (each as defined in the Registration Statement), or (iv) up to ___ shares of Common Stock issued no earlier than 30 days after the date hereof and only in connection with the Company's acquisition of businesses, the owners of which have agreed in writing with the Representative not to directly or indirectly sell, offer or contract to sell or otherwise dispose of or transfer any Company Securities until the expiration of 180 days after the Prospectus was first filed pursuant to Rule 424(b).

              (m) Prior to the Closing Date or the Additional Closing Date, as the case may be, the Company will furnish to you, as promptly as possible, copies of any unaudited interim consolidated financial statements of the Company and its subsidiaries for any period subsequent to the periods covered by the financial statements appearing in the Prospectus.

              (n) The Company will comply with all provisions of any undertakings contained in the Registration Statement.

              (o) The Company will not at any time, directly or indirectly take any action designed, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or



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       manipulation of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

              (p) The Company will use its best efforts to qualify or register its Common Stock for sale in non-issuer transactions under (or obtain exemptions from the application of) the Blue Sky laws of each state where necessary to permit market making transactions and secondary trading, and will comply with such Blue Sky laws and will continue such qualifications, registrations and exemptions in effect for a period of five years after the date hereof.

              (q) The Company will timely file with the National Association of Securities Dealers Automated Quotation National Market System ("NASDAQ/NMS") all documents and notices required by the NASDAQ/NMS of companies that have or will issue securities that are traded in the over-the-counter market and quotations for which are reported by the NASDAQ/NMS.

              (r) The Company will file with the Commission such reports on Form SR as may be required pursuant to Rule 463 under the Act.

       6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Underwriter on the date hereof, and shall be deemed to represent and warrant to each Underwriter on the Closing Date and the Additional Closing Date, that:

              (a) The Company satisfies all of the requirements of the Act for use of Form S-1 for the offering of Shares contemplated hereby. Each Prepricing Prospectus included as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424(a) under the Act, complied when so filed in all material respects with the provisions of the Act, except that this representation and warranty does not apply to statements in or omissions from such Prepricing Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use therein. The Commission has not issued any order preventing or suspending the use of any Prepricing Prospectus.

              (b) The Registration Statement (including any Rule 462 Registration Statement), in the form in which it becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective, and the Prospectus, and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act, will comply in all material respects with the provisions of the Act and will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use therein.

              (c) The capitalization of the Company is and will be as set forth in the Prospectus as of the date set forth therein. All the outstanding shares of Common Stock of the Company have been, and as of the Closing Date will be, duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; except as set forth in the Prospectus, the Company is not a party to or bound by any outstanding options, warrants, or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its capital stock or any securities convertible into or exchangeable for any of such capital stock; the Shares to be issued and sold to the Underwriters by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms, claims, encumbrances, or defects in title; hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; the capital stock of the Company



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       conforms to the description thereof in the Registration Statement and the
       Prospectus (or any amendment or supplement thereto). The form of certificates for the Shares conform to the requirements of the Delaware General Corporation Law (the "DGCL").

              (d) Each of the Company and its subsidiaries is a corporation duly incorporated and validly existing as a corporation in good standing under the laws of the state of its incorporation with full power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto), and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a material adverse effect on the condition (financial or other), business, properties, net worth, results of operations or prospects of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect").

              (e) The issued shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or indirectly, free and clear of any security interests, liens, encumbrances, equities or claims. The Company does not have any subsidiaries and does not own a material interest in or control, directly or indirectly, any other corporation, partnership, joint venture, association, trust or other business organization, except those subsidiaries set forth in Exhibit 21 to the Registration Statement.

              (f) There is no legal or governmental proceeding, action, suit, inquiry, proceeding or investigation pending by or before any court or governmental or other regulatory or administrative agency or commission or, to the best knowledge of the Company, threatened, against the Company or its subsidiaries or to which the Company or its subsidiaries or any of their properties are subject, (i) that is required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) and are not described as required by the Act; or (ii) which might individually or in the aggregate prevent the transactions contemplated by this Agreement. There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act. All such contracts to which the Company or any of its subsidiaries is a party have been duly authorized, executed and delivered by the Company or the applicable subsidiary, constitute valid and binding agreements of the Company or the applicable subsidiary and are enforceable against the Company or the applicable subsidiary in accordance with the terms thereof, and neither the Company or the applicable subsidiary, nor to the best of the Company's knowledge, any other party, is in breach of or default in any material respect under any of such contracts.

              (g) Neither the Company nor any of its subsidiaries is (i) in violation of its articles of incorporation or bylaws; (ii) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of its subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries, except to the extent such violation or violations would not have a Material Adverse Effect or in default in the performance of any obligation, agreement or condition contained in
       (i) any bond, debenture, note or any other evidence of indebtedness, or
       (ii) any agreement, indenture, lease or other instrument to which the Company or any of its subsidiaries is a party or by which any of their properties may be bound (except to the extent to any default referred to in this clause (iii) would not have a Material Adverse Effect); and there does not exist any state of facts which constitutes an event of default on the part of the Company or any of its subsidiaries as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default.

              (h) The Company's execution and delivery of this Agreement and the performance by the Company of its obligations under this Agreement has been duly and validly authorized by the Company,



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       and this Agreement has been duly executed and delivered by the Company, and this Agreement constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally or by general equitable principles, whether considered in a proceeding at law or in equity, and, rights to indemnification and contribution hereunder may be limited by federal or state securities laws or the public policy underlying such laws.

              (i) Neither the issuance and sale of the Shares, the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby or thereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Act and compliance with the securities or Blue Sky laws of various jurisdictions, all of which will be, or have been, effected in accordance with this Agreement and except for the NASD's clearance of the underwriting terms of the offering contemplated hereby as required under the NASD's Rules of Fair Practice), (ii) conflicts with or will conflict with or constitutes or will constitute a breach of, or a default under, the articles of incorporation or bylaws of the Company or any agreement, indenture, lease or other instrument to which the Company or any of its subsidiaries is a party or by which any of its properties may be bound,
       (iii) violates any statute, law, regulation, ruling, filing, judgment, injunction, order or decree applicable to the Company or any of its subsidiaries or any of their properties, or (iv) results in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company.

              (j) No holder of securities of the Company has rights to the registration of any securities of the Company as a result of or in connection with the filing of the Registration Statement or the consummation of the transactions contemplated hereby that have not been satisfied or heretofore waived in writing.

              (k) KPMG Peat Marwick LLP and Green & Co., the certified public accountants who have certified the financial statements filed as part of the Registration Statement and the Prospectus (or any amendment or supplement thereto), are independent public accountants as required by the Act.

              (l) The financial statements and pro forma financial information, together with related schedules and notes, included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the financial position, results of operations and changes in financial position of the Company and its consolidated subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Registration Statement and Prospectus (and any amendment or supplement thereto) is, in all material respects, accurately presented and, to the extent applicable prepared on a basis consistent with such financial statements and the books and records of the Company. No other financial statements or schedules are required to be included in the Registration Statement.

              (m) Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto to the extent required), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), (i) neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, indirect, direct or contingent, or entered into any transaction which is not in the ordinary course of business and is material to the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance; (iii) neither the Company nor any of its subsidiaries has paid or declared any dividends or other distributions with respect to its capital stock, other than pursuant to the Reorganization (as defined in the Prospectus) and the Company is not in default under the terms of any class of capital stock of the Company or any outstanding debt obligations; (iv) there has not been any change in the authorized or outstanding capital stock of the Company or any material change in the indebtedness of the Company (other than in the ordinary course of business); and (v) there has not been any change which has, or any development involving or which may reasonably be expected to involve a potential future change which would have, a Material Adverse Effect.

              (n) Each of the Company and its subsidiaries has, or upon the consummation of the C&C Acquisition and the Keith Acquisition (as such terms are defined in the Prospectus) will have, good and marketable title to all property (real and personal) described in the Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except (i) such as are described in the financial statements included in, or elsewhere in, the Prospectus or (ii) such as are not materially burdensome and do not interfere in any material respect with the use of the property or the conduct of the business of the Company. All property (real and personal) held under lease by the Company and its subsidiaries is held by it under valid, subsisting and enforceable leases with only such exceptions as in the aggregate are not materially burdensome and do not interfere in any material respect with the conduct of the business of the Company.

              (o) The Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than the Prepricing Prospectus, the Prospectus, or other offering material, if any, as permitted by the Act.

              (p) The Company has not taken, directly or indirectly, any action which constituted, or any action designed, or which might reasonably be expected to cause or result in or constitute, under the Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or for any other purpose.

              (q) The Company is not an "investment company," an "affiliated person" of, or "promoter" or "principal underwriter" for an investment company within the meaning of the Investment Company Act of 1940, as amended.

              (r) Each of the Company and its subsidiaries has or upon consummation of the C&C Acquisition and the Keith Acquisition will have all permits, licenses, franchises, approvals, consents and authorizations of governmental or regulatory authorities (hereinafter "permit" or "permits") as are necessary to own its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus, except where the failure to have obtained any such permit has not and will not have a Material Adverse Effect; each of the Company and its subsidiaries has fulfilled and performed in all material respects all of its obligations with respect to each such permit and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination of any such permit or result in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, such permits contain no restrictions that are materially burdensome to the Company.

              (s) Each of the Company and its subsidiaries has complied and will comply with wage and hour determinations issued by the U.S. Department of Labor under the Service Contract Act of 1965 and the Fair Labor Standards Act in paying its employees' salaries, fringe benefits, and other compensation for the performance of work or other duties in connection with contracts with the U.S. government, except where the failure to comply has not had and will not have a Material Adverse Effect. Each of the Company has complied and will comply in all material respects with the terms of all certifications and representations made to the U.S. government in connection with the submission of any bid or proposal or any contract. The Company has complied and will comply with the requirements of the American with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Employee Retirement Income Security Act, the Civil Rights Act of 1964 (Title VII), as amended, the Age Discrimination in Employment Act and other applicable federal and state employment and labor laws, except where the failure to comply has not had and will not have a Material Adverse Effect.

              (t) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets;
       (iii) access to assets is permitted only in accordance with management's general or specific authorizations; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

              (u) Neither the Company nor any of its subsidiaries has, directly or indirectly, at any time during the past five years (i) made any unlawful contribution to any candidate for political office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal, state or foreign governmental official, or other person charged with similar public or quasi-public duties (other than payments required or permitted by the laws of the United States or any jurisdiction thereof or applicable foreign jurisdictions.)

              (v) Each of the Company and its subsidiaries has obtained all required permits, licenses, and other authorizations, if any, which are required under federal, state, local and foreign statutes, ordinances and other laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, chemicals, or industrial, hazardous, or toxic materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface, or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, hazardous, or toxic materials or wastes, or any regulation, rule, code, plan, order, decree, judgment, injunction, notice, or demand letter issued, entered, promulgated, or approved thereunder ("Environmental Laws"), except where the failure to obtain any such permit, license or other authorization has not resulted in and will not result in a Material Adverse Effect. Each of the Company and its subsidiaries is in compliance with all terms and conditions of all required permits, licenses, and authorizations, except to the extent the failure to be so in compliance would not have Material Adverse Effect, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in the Environmental Laws, except to the extent the failure to be so in compliance would not have Material Adverse Effect. There is no pending or, to the best knowledge of the Company after due inquiry, threatened civil or criminal litigation, notice of violation, or administrative proceeding relating in any way to the Environmental Laws (including but not limited to notices, demand letters, or claims under the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Emergency Planning and Community Right to Know Act of 1986, as amended ("EPCRA"), the Clean Air Act, as amended ("CAA"), or the Clean Water Act, as amended ("CWA") and similar federal, foreign, state, or local laws) involving the Company or any of its subsidiaries which is reasonably likely to result in a Material Adverse Effect. There have not been and there are not any past, present, or foreseeable future events, conditions, circumstances, activities, practices, incidents, actions, or plans which may interfere with or prevent continued compliance, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study, or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release, or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, hazardous, or toxic material or waste, including, without limitation, any liability arising, or any claim, action, demand, suit, proceeding, hearing, study, or investigation which may be brought, under RCRA, CERCLA, EPCRA, CAA, CWA or similar federal, foreign, state or local laws which is reasonably likely to result in a Material Adverse Effect.

              (w) The Company owns and has full right, title and interest in and to, or has valid licenses to use, each trade name, trademark or service mark under which the Company conducts all or any part of its business, and the Company has created no lien or encumbrance on, or granted any right or license with respect to, any such trade name, trademark or service mark except to the extent that any such lack of ownership or possession, or the existence of any such lien, encumbrance, right or license would not have a Material Adverse Effect; there is no claim pending against the Company with respect to any trade name, trademark or service mark and the Company has not received notice or otherwise become aware that any trade name, trademark or service mark which it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party.

              (x) All offers, sales, conversions and redemptions of the Company's capital stock and other securities through the date hereof were made in compliance with the Act and all other applicable state and federal laws or regulations, except to the extent any noncompliance would not have a Material Adverse Effect.

              (y) The Shares have been duly authorized for trading on the NASDAQ/NMS under the symbol "ROAC," subject to notice of issuance of the Shares being sold by the Company, and upon consummation of the offering contemplated hereby the Company will be in compliance with the designation and maintenance criteria applicable to Nasdaq National Market issuers.

              (z) All federal, state, local and foreign tax returns required to be filed by or on behalf of the Company and its subsidiaries (and their predecessors) with respect to all periods ended prior to the date of this Agreement have been filed (or are the subject of valid extension) with the appropriate federal, state, local and foreign authorities and all such tax returns, as filed, are accurate in all material respects. All federal, state, local and foreign taxes (including estimated tax payments) required to be shown on all such tax returns or claimed to be due from or with respect to the business of the Company and its subsidiaries (and their predecessors) have been paid or reflected as a liability on the financial statements of the Company for appropriate periods, except for those taxes or claims therefor which are being contested by the Company in good faith and for which appropriate reserves are reflected in the Company's financial statements. The Company's liability for federal, state, local or foreign taxes resulting from the transactions described under "Certain Transactions" in the Registration Statement will not exceed $_____. All deficiencies asserted as a result of any federal, state, local or foreign tax audits have been paid or finally settled and no issue has been raised in any such audit which, by application of the same or similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so audited. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state, local or foreign tax return for any period. On the Closing Date, and Additional Closing Date, if any, all stock transfer and other taxes which are required to be paid in connection with the sale of the shares to be sold by the Company to the Underwriters will have been fully paid by the Company and all laws imposing such taxes will have been complied with.

              (aa) Except as set forth in the Prospectus, there are no transactions with "affiliates" (as defined in Rule 405 promulgated under the Act) or any officer, director or security holder of the Company (whether or not an affiliate) which are required by the Act and the applicable rules and regulations thereunder to be disclosed in the Registration Statement.

              (bb) The Company has preserved the written agreement of each of the Company's executive officers and directors, each stockholder holding more than two percent (2%) of the Common Stock immediately prior to the date hereof and each of the Selling Stockholders not to (i) directly or indirectly selling, offering or contracting to sell or otherwise dispose of or transfer any shares of Company Securities owned or controlled by such persons now or hereafter or any rights to purchase Company Securities for a period of 180 days after the date of the Prospectus first filed pursuant to Rule 424(b) under the Act (the "Restriction Period"), without your prior written consent, or (ii) exercise or seek to exercise or effectuate in any manner any rights of any nature that such persons have or may hereafter have to require the Company to register under the Act any such person's sale, transfer or other disposition of any Company Securities or other securities of the Company held by any such persons, or to otherwise participate as a selling securityholder in any manner in any registration effected by the Company under the Act, including the registration to which this Agreement relates, before the expiration of the Restriction Period.

              (cc) All of the following transactions (collectively, the "Company Transactions") have occurred prior to the date hereof:

                     (i) The Company has merged with and into Rock of Ages Quarries, Inc., a Vermont corporation, with Rock of Ages Quarries, Inc. as the surviving corporation, which changed its name to Rock of Ages Corporation;

                     (ii) Rock of Ages Quarries Canada, a __________ corporation, merged with and into Rock of Ages Canada Inc., a __________ corporation, with Rock of Ages Canada Inc. as the surviving corporation;

                     (iii) the capital stock of Royalty Granite Corporation (Georgia), a Georgia corporation, was contributed by Swenson Granite Company, Inc., a New Hampshire corporation ("Swenson"), to the Company;

                     (iv) (A) Rock of Ages Canada Inc. transferred the shares of Norgranite, Inc., a __________ corporation, to Group Polycor International, a ____________ corporation, for nominal consideration and dividended to the Company the shares of Group Polycor International, and (B) the Company dividended such shares and a [granite memorial manufacturing] plant in Barre, Vermont acquired from Anderson-Friberg Co., Inc. and certain equipment contained therein to Swenson;

                     (v) the Company purchased all of the shares of capital stock of Rock of Ages Asia, a ____________ corporation, owned by Quarry Capital Limited, a Bermuda ____________, for $______ in cash;

                     (vi) (A) the Company acquired KSM, Inc., a Georgia corporation ("KSM") and the successor to Keystone Memorials, Inc., a ___________ corporation, pursuant to a merger of KSM with and into the Company with the Company as the surviving corporation; all outstanding shares of KSM capital stock are converted into 526,882 shares of the Company's Common Stock, which were issued to Missouri Red Quarries, Inc., a Georgia corporation ("Missouri Red") and the sole shareholder of KSM, (B) the Company contributed to Royalty Granite Corporation (Georgia) substantially all of the assets and liabilities of KSM, including 50% of the issued and outstanding capital stock of each of Southern Mausoleum, Inc., a Georgia corporation, Pennsylvania Granite Corporation, a Pennsylvania corporation, Caprice Blue Quarry, Inc., Georgia corporation, and Autumn Rose Quarry, Inc., a Georgia corporation (collectively, the "Quarry Companies"), and (C) Royalty Granite Corporation (Georgia) changed its name to Keystone Memorials, Inc.; and

                     (vii) the Company has effected a reincorporation merger with and into a newly formed wholly-owned subsidiary of the Company, incorporated under the laws of the State of Delaware, with the wholly-owned subsidiary surviving and renamed as Rock of Ages Corporation.


       7. REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS. Each of the Selling Stockholders hereby severally represents and warrants to each Underwriter on the date hereof (except as otherwise set forth herein), and shall be deemed to severally represent and warrant to each Underwriter on the Closing Date and the Additional Closing Date, that:

              (a) Such Selling Stockholder has full right, power and authority to enter into this Agreement and the Power of Attorney and Custody Agreement, and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder.

              (b) This Agreement and the Power of Attorney and Custody Agreement have been duly authorized, executed and delivered by such Selling Stockholder and this Agreement and the Power of Attorney and Custody Agreement constitute the valid and binding agreements of such Selling Stockholder enforceable against such Selling Stockholder in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally or by general equitable principles, whether considered in a proceeding at law or in equity, and further that rights to indemnify and contribution hereunder may be limited by federal or state securities laws or the public policy underlying such laws; the performance of this Agreement and the Power of Attorney and Custody Agreement and the consummation of the transactions contemplated herein and therein will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, voting trust agreement, note agreement, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or such Selling Stockholder's properties are bound, or under any order, rule or regulation of any court or governmental agency or body applicable to such Selling Stockholder or the business or property of such Selling Stockholder.

              (c) Such Selling Stockholder has, and immediately prior to the Closing Date (and the Additional Closing Date, if any) such Selling Stockholder will have, valid and marketable title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities, stockholder agreements, voting trusts or claims of any nature whatsoever, and, upon delivery of such Shares and payment therefor pursuant hereto, valid and marketable title to such Shares, free and clear of all liens, encumbrances, equities, stockholder agreements, voting trusts or claims of any nature whatsoever (other than those arising by or through the Underwriters), will pass to the several Underwriters.

              (d) Such Selling Stockholder will not, for a period of 180 days after the date of the Prospectus first filed pursuant to Rule 424(b) under the act (the "Restriction Period"), (i) directly or indirectly, sell, offer or contract to sell, or otherwise dispose of or transfer any shares of Company Securities owned or controlled by such Selling Stockholder now or hereafter or any rights to purchase Company Securities, without the Representative's prior written consent, or (ii) exercise or seek to exercise or effectuate in any manner any rights of any nature that such persons have or may hereafter have to require the Company to register under the Act any such person's sale, transfer or other disposition of any Company Securities or other securities of the Company held by any such persons, or to otherwise participate as a selling securityholder in any manner in any registration effected by the Company under the Act, including the registration to which this Agreement relates, before the expiration of the Restriction Period.

              (e) Such Selling Stockholder has not taken, and will not take, directly or indirectly, any action designed to or which has constituted nor which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

              (f) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required to be made or obtained by such Selling Stockholder in connection with the execution and delivery by such Selling Stockholder of this Agreement or the Power of Attorney and Custody Agreement or for the consummation by such Selling Stockholder of the transactions on his part contemplated herein or in the Power of Attorney and Custody Agreement or the sale and delivery of the Shares to be sold by such Selling Stockholders hereunder, except such as have been obtained under the Act and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the NASD in connection with the purchase and distribution by the Underwriters of the Shares to be sold by the Selling Stockholder.

              (g) The information with respect to such Selling Stockholder contained in the Registration Statement, the Prepricing Prospectus and the Prospectus (as amended or supplemented, if the Company shall have filed with the Commission any amendment or supplement thereto) does not contain any untrue statement of a material fact or, to such Selling Stockholder's knowledge, omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

              (h) The Selling Stockholder has not distributed and will not distribute any Prepricing Prospectus, the Prospectus or any other offering material in connection with the offering and sale of the Shares, other than with your prior written consent and as permitted by the Act.

              (i) On the Closing Date, and on the Additional Closing Date, if any, all stock transfer and other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold by the Selling Stockholder to the several Underwriters hereunder will have been fully paid for by such Selling Stockholder and all laws imposing such taxes will have been fully complied with.

       In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, the Selling Stockholders severally agree to deliver to you at least two days prior to the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

       Each of the Selling Stockholders represents and warrants that certificates in negotiable form representing all of the Shares to be sold by such Selling Stockholder hereunder (or shares of Swenson Granite Company, Inc. that will be converted into such shares as part of the Reorganization) have been placed in custody under a Power of Attorney and Custody Agreement in the form heretofore furnished to you, duly executed and delivered by such Selling Stockholder to [THE COMPANY'S TRANSFER AGENT,] as custodian (the "Custodian"), and that pursuant to such Power of Attorney and Custody Agreement such Selling Stockholder has duly appointed _________________ and ____________________ as such Selling Stockholder's attorneys-in-fact (the "Attorneys-in-Fact") with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder or otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Power of Attorney and Custody Agreement. Each of the Selling Stockholders specifically agrees that the Shares represented by the certificates held in custody for such Selling Stockholders under the Power of Attorney and Custody Agreement are subject to the interest of the Underwriters hereunder, and that the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys-in-Fact pursuant to the Power of Attorney and Custody Agreement, are to that extent irrevocable. Each of the Selling Stockholders specifically agrees that the obligations of such Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event. If any individual Selling Stockholder or any executor or trustee should die or become incapacitated, or if any such estate or trust shall be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of the Selling Stockholders in accordance with the terms and conditions of this Agreement and the Power of Attorney and Custody Agreement, and actions taken by the Attorneys-in-Fact pursuant to the Power of Attorney and Custody Agreement shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

       8. EXPENSES. Whether or not the transactions contemplated hereby are consummated or this Agreement becomes effective or is terminated, the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof and of any Prepricing Prospectus to the Underwriters and dealers; (ii) the printing and delivery (including, without limitation, postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, each Prepricing Prospectus, the Blue Sky memoranda, the Power of Attorney and Custody Agreement, the Master Agreement Among Underwriters, this Agreement, the Selected Dealers Agreement and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws or Blue Sky laws, including the reasonable attorneys' fees and out-of-pocket expenses of the counsel for the Underwriters in connection therewith; (iv) the filing fees incident to securing any required review by the NASD of the terms of the sale of the Shares and the reasonable fees and disbursements of the Underwriters' counsel relating thereto; (v) the cost of preparing stock certificates; (vi) the costs and charges of any transfer agent or registrar; (vii) the cost of the tax stamps, if any, in connection with the issuance and delivery of the Shares to the respective Underwriters; (viii) all other fees, costs and expenses referred to in Item 25 of the Registration Statement, (ix) the transportation, lodging, graphics and other expenses incidental to the Company's preparation for and participation in the "roadshow" for the offering contemplated hereby, and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder which are not otherwise specifically provided for in this Section 8. Notwithstanding the foregoing, in the event that the proposed offering is terminated for the reasons set forth in Section 5(i) hereof, the Company agrees to reimburse the Underwriters as provided in Section 5(i).

       9. INDEMNIFICATION AND CONTRIBUTION. Subject to the limitations in this paragraph below, the Company and the Selling Stockholders severally but not jointly, agree to indemnify and hold harmless you and each other Underwriter, the directors, officers, employees and agents of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") from and against any and all losses, claims, damages, liabilities and expenses, including, without limitation, reasonable costs of investigation and attorneys' fees and expenses (collectively, "Damages") arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Prepricing Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that any such Damages arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use in connection therewith, or (ii) any inaccuracy in or breach of the representations and warranties of the Company or the Selling Stockholders contained herein or any failure of the Company or the Selling Stockholders to perform their respective obligations hereunder or under law; PROVIDED, HOWEVER, that (A) the indemnity agreement of each Selling Stockholder contained in this paragraph shall apply only with respect to Damages arising out of or based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information furnished by such Selling Stockholder in writing to the Company expressly for use in or in connection with the Registration Statement and the offering contemplated thereby, or arising out of or based upon any such inaccuracy or breach of such Selling Stockholder's representations and warranties contained herein or any failure of such Selling Stockholder to perform his or its obligations hereunder or under law, and (B) with respect to any untrue statement or omission made in any Prepricing Prospectus, the indemnity agreement contained in this paragraph shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such losses, claims, damages or liabilities purchased the Shares concerned if both
(y) a copy of the Prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such Shares to such person as required by the Act, and (z) the untrue statement or omission in the Prepricing Prospectus was corrected in the Prospectus. Notwithstanding anything in this
Section 9, in no event shall any Selling Stockholder's obligation under this
Section 9 exceed the total net proceeds from the offering received by such Selling Stockholder (computed without deduction for any income taxes); it being agreed that the Company shall bear the balance.

       In addition to its other obligations under this Section 9, the Company and the Selling Stockholders agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any inaccuracy in the representations and warranties of the Company or any Selling Stockholder herein or failure to perform their obligations hereunder, all as set forth in this
Section 9, they will reimburse each Underwriter on a quarterly basis for all reasonable legal or other out-of-pocket expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's or any Selling Stockholder's obligation to reimburse each Underwriter for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, each Underwriter shall promptly return it to the person(s) from whom it was received, together with interest compounded daily determined on the basis of the base lending rate announced from time to time by Chase Manhattan Bank, N.A. (the "Prime Rate"). Any such interim reimbursement payments which are not made to the Underwriters within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request.

       If any action or claim shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Company or any Selling Stockholder, such Underwriter or such controlling person shall promptly notify in writing the party(s) against whom indemnification is being sought (the "indemnifying party" or "indemnifying parties"), and such indemnifying party(s) shall assume the defense thereof, including the employment of counsel reasonably acceptable to such Underwriter or such controlling person and payment of all fees and expenses. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the indemnifying party(s) has (have) agreed in writing to pay such fees and expenses, (ii) the indemnifying party(s) has (have) failed to assume the defense and employ counsel reasonably acceptable to the Underwriter or such controlling person or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the indemnifying party(s), and such Underwriter or such controlling person shall have been advised by its counsel in writing that one or more legal defenses may be available to the Underwriter which may not be available to the Company, or that representation of such indemnified party and any indemnifying party(s) by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party(s) shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person (notwithstanding its (their) obligation to bear the fees and expenses of such counsel)). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriters and controlling persons not having actual or potential differing interests. The indemnifying party(s) shall not be liable for any settlement of any such action effected without its (their) written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, the indemnifying party(s) agrees to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment, but in the case of a judgment only to the extent stated in the immediately preceding paragraph.

       Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and the Selling Stockholders, to the same extent as the foregoing indemnity from the Company and the Selling Stockholders to each Underwriter, but only with respect to information furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto. If any action or claim shall be brought or asserted against the Company, any of its directors, any such officers, or any such controlling person or the Selling Stockholders based on the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph, such Underwriter shall have the rights and duties given to the Company and the Selling Stockholders by the preceding paragraph (except that if the Company shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and the Company, its directors, any such officers, and any such controlling persons and the Selling Stockholders shall have the rights and duties given to the Underwriters by the immediately preceding paragraph.

       In addition to its other obligations under this Section 9, each Underwriter severally agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 9 which relates to information furnished to the Company in writing by or on behalf of the Underwriters through you expressly for use in the Registration Statement, it will reimburse the Company (and, to the extent applicable, each officer, director, controlling person or Selling Stockholder) on a quarterly basis for all reasonable legal or other out-of-pocket expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters' obligation to reimburse the Company (and, to the extent applicable, each officer, director, controlling person or Selling Stockholder) for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Company (and, to the extent applicable, each officer, director, controlling person or Selling Stockholder) shall promptly return it to the Underwriters together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made to the Company within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request.

       If the indemnification provided for in this Section 9 is unavailable or insufficient for any reason whatsoever to an indemnified party under the first or fourth paragraph of this Section 9 in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus; provided that, in the event that the Underwriters shall have purchased any Additional Shares hereunder, any determination of the relative benefits received by the Company and the Selling Stockholders or the Underwriters from the offering of the Shares shall include the net proceeds (before deducting expenses) received by the Company and the Selling Stockholders, and the underwriting discounts and commissions received by the Underwriters, from the sale of such Additional Shares, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the Prospectus. The relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholders on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

       The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 was determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 9 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in Schedule I hereto (or such numbers of Firm Shares increased as set forth in Section 11 hereof) and not joint.

       The indemnity, contribution and reimbursement agreements contained in this Section 9 and the representations and warranties of the Company and the Selling Stockholders, respectively, set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any person controlling the Company or the Selling Stockholders, (ii) acceptance of any Shares and payment therefor hereunder and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company or the Selling Stockholders, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 9.

       It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in the second and fifth paragraphs of this Section 9, including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Such an arbitration would be limited to the operation of the interim reimbursement provisions contained in the second and fifth paragraphs of this Section 9, and would not resolve the ultimate propriety or enforceability of the obligation to reimburse expenses which is created by the provisions of the second and fifth paragraphs of this Section 9.

       10. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

              (a) The Registration Statement shall have become effective not later than 5:30 p.m., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings required by Rules 424(b), 430A and 462 under the Act shall have been timely made.

              (b) You shall be reasonably satisfied that since the respective dates as of which information is given in the Registration Statement and Prospectus, (i) there shall not have been any change in the capital stock (other than pursuant to the consummation of the Company Transactions as described in
Section 6(dd) hereof and the Prospectus) of the Company or any material change in the indebtedness (other than in the ordinary course of business) of the Company, (ii) except as set forth or contemplated by the Registration Statement or the Prospectus, no material oral or written agreement or other transaction shall have been entered into by the Company which is not in the ordinary course of business or which could reasonably be expected to result in a material reduction in the future earnings of the Company, (iii) no loss or damage (whether or not insured) to the property of the Company shall have been sustained which had or could reasonably be expected to have a Material Adverse Effect, (iv) no legal or governmental action, suit or proceeding affecting the Company or any of its properties which is material to the Company and its subsidiaries taken as a whole or which affects or could reasonably be expected to affect the transactions contemplated by this Agreement shall have been instituted or threatened, and (v) there shall not have been any change in the condition (financial or otherwise), business, management, results or operations or prospects of the Company having a Material Adverse Effect which makes it impractical or inadvisable in your judgment to proceed with the public offering or purchase the Shares as contemplated hereby.

              (c) You shall have received on the Closing Date (and the Additiona l Closing Date, if any) an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, as counsel for the Company, dated the Closing Date, satisfactory to you and your counsel, to the effect that:

                     (i) The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, with the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto), and is duly registered or otherwise qualified to conduct its business as a foreign corporation and is in good standing under the laws of the states listed in the Officer's Certificate to be attached to such counsel's opinion (the "Officer's Certificate").

                     (ii) Each of the subsidiaries is a corporation validly existing in good standing under the laws of the jurisdiction of its organization, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto); and is duly registered and qualified to conduct its business and is in good standing as a foreign corporation under the laws of the states listed in the Officer's Certificate; and all of the outstanding shares of capital stock of each of the subsidiaries have been duly authorized and validly issued, and are fully paid and nonassessable, and are owned by the Company directly, or indirectly through one of the other subsidiaries, free and clear of any perfected security interest, or to the best knowledge of such counsel after reasonable inquiry, any other security interest, lien, adverse claim, equity or other encumbrance.

                     (iii) The authorized and the outstanding capital stock of the Company conforms in all respects to the description thereof contained in the Prospectus under the captions "Capitalization" and "Description of Capital Stock." Except as set forth in the Prospectus, to the best of such counsel's knowledge, the Company is not a party to or bound by any outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its capital stock or any securities convertible into or exchangeable for any of such capital stock.

                     (iv) All shares of capital stock of the Company outstanding prior to the issuance of the Shares to be issued and sold by the Company hereunder, have been duly authorized and validly issued, and are fully paid and nonassessable and are free of any statutory preemptory rights or preemptory rights in the Company's charter or bylaws or, to the best knowledge of such counsel, similar rights that entitle or will entitle any person to acquire any shares upon the issuance thereof by the Company.

                     (v) The Shares to be issued and sold to the Underwriters by the Company and the Selling Stockholders hereunder have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, such Shares will be validly issued, fully paid and nonassessable and free and clear of all liens, claims and encumbrances.

                     (vi) The form of certificates for the Shares conforms in all material respects to the requirements of the Delaware General Corporation Law.

                     (vii) The Registration Statement has become effective under the Act and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission.

                     (viii) The Company has the requisite corporate power and
              corporate authority to enter into this Agreement and to issue, sell and deliver the Shares to be sold by it to the Underwriters as provided herein, and this Agreement has been duly authorized, executed and delivered by the Company and is a valid, legal and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally or by general equitable principles, and except to the extent enforceability of the provisions relating to indemnity and contribution for liabilities under the Act may be limited by or under the Act.

                     (ix) Neither the Company nor any of the subsidiaries is in violation of its certificate of incorporation or bylaws, and, to the best knowledge of such counsel, the Company is not in default in the performance of any obligation, agreement or condition contained in any agreement that is an exhibit to the Registration Statement where the default would have, individually or in the aggregate, a Material Adverse Effect.

                     (x) Neither the offer, sale or delivery of the Shares, the execution, delivery or performance of this Agreement, compliance by the Company with all provisions hereof nor consummation by the Company of the transactions contemplated hereby (A) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate of incorporation or bylaws of the Company or any agreement that is an exhibit to the Registration Statement, (B) creates or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, or (C) violates or will result in any violation of any existing law, statute, regulation, ruling (assuming compliance with all applicable state securities and Blue Sky laws), judgment, injunction, order or decree which is known to such counsel and applicable to the Company or any of its properties.

                     (xi) No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official is required on the part of the Company (except such as have been obtained under the Act or such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Shares) for the valid issuance and sale of the Shares to the Underwriters under this Agreement.

                     (xii) The Registration Statement and the Prospectus and any supplements or amendments thereto (except for the financial statements and the notes thereto and the schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Act. Without limiting the generality of the foregoing, any Rule 434 Prospectus conforms in all material respects with the requirements of Rule 434 under the Act.

                     (xiii) To the best knowledge of such counsel, (A) there are no legal or governmental proceedings pending or threatened against the Company or to which the Company or any of its properties is subject, that are required to be described in the Registration Statement or Prospectus (or any amendment or supplement thereto) that are not described as required therein, and (B) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required, as the case may be.

                     (xiv) To the best knowledge of such counsel, the Company is not in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or of any decree of any court or governmental agency or body having jurisdiction over the Company except where such violation does not and will not have a Material Adverse Effect.

                     (xv) To the best knowledge of such counsel, the Company has such permits, licenses, franchises, approvals, consents and authorizations of governmental or regulatory authorities ("Permits"), as are necessary for the Company to own its properties and to conduct its business in the manner described in the Prospectus, except where the failure to have such Permits would not individually or in the aggregate have a Material Adverse Effect.

                     (xvi) Such counsel has reviewed all agreements, contracts, indentures, leases or other documents or instruments described or referred to in the Registration Statement and the Prospectus (other than routine contracts entered into by the Company for the purchase of materials or the sale of products entered into in the normal course of business, although such counsel has reviewed the forms of such routine contracts), and such agreements, contracts (and forms of contracts), indentures, leases or other documents or instruments are fairly summarized or disclosed in all material respects therein, and filed as exhibits thereto as required, and such counsel does not know, after reasonable inquiry, of any agreements, contracts, indentures, leases or other documents or instruments required to be so summarized or disclosed or filed which have not been so summarized or disclosed or filed.

                     (xvii) The Company is not an "investment company" or an
              "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

              In rendering such opinion, counsel may rely, to the extent they deem such reliance proper, as to matters of fact upon certificates of officers of the Company and of government officials, provided that counsel shall state their belief that they and you are justified in relying thereon. Copies of all such certificates shall be furnished to you and your counsel on the Closing Date.

              In rendering such opinion, in each case where such opinion is qualified by "the best knowledge of such counsel" or "known to such counsel," such counsel may rely as to matters of fact upon certificates of executive and other officers and employees of the Company as you and such counsel shall deem are appropriate and such other procedures as you and such counsel shall mutually agree; provided, however, in each such case, such counsel shall state that it has no knowledge contrary to the information contained in such certificates or developed by such procedures and knows of no reason why you should not reasonably rely upon the information contained in such certificates or developed by such procedures. Such counsel may state in such opinion that its knowledge is limited to the knowledge of its attorneys and other representatives and employees that have given attention to the Company's matters.

       In addition to the opinion set forth above, such counsel shall state that during the course of their participation in the preparation of the Registration Statement and the Prospectus and the amendments thereto, nothing has come to the attention of such counsel which has caused them to believe or given them reason to believe that the Registration Statement or the Prospectus or any amendment thereto (except for the financial statements and other financial and statistical information contained therein or omitted therefrom as to which no opinion need be expressed), at the date thereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Registration Statement or the Prospectus as of the date of the opinion (except as aforesaid), contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

              (d) You shall have received on the Closing Date (and the Additional Closing Date, if any) the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, as counsel for the Selling Stockholders, dated the Closing Date (and the Additional Closing Date, if any) in form and substance satisfactory to you, to the effect that:

                     (i) This Agreement, and the Power of Attorney and Custody Agreement have been duly authorized, executed and delivered by or on behalf of each of the Selling Stockholders and constitute valid and binding agreements of such Selling Stockholder enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is sought in equity or at law); and the performance of this Agreement, the Power of Attorney and Custody Agreement and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, voting trust agreement, note agreement, lease or other agreement or instrument of which such counsel is aware and to which such Selling Stockholder is a party or by which such Selling Stockholder or its properties are bound, or any order, rule or regulation, known to such counsel of any court or governmental agency or body applicable to such Selling Stockholders or the business or property of such Selling Stockholders.

                     (ii) No consent, approval, authorization or order has been or is required for the consummation by the Selling Stockholders of the transactions contemplated by this Agreement, and the Power of Attorney and Custody Agreement in connection with the sale of the Shares to be sold by each of the Selling Stockholders hereunder, except consents, approvals, authorizations or orders which have been duly obtained and are in full force and effect, such as have been obtained under the Act and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of such Shares by the Underwriters.

                     (iii) Immediately prior to the Closing Date, each Selling Stockholder was the sole registered owner of the Shares to be sold by such Selling Stockholder under this Agreement. Assuming the Underwriters acquired their interest in the Shares to be sold by the Selling Stockholders in good faith and without notice of any adverse claim within the meaning of Section 8-302 of the Uniform Commercial Code as in effect in the State of Massachusetts, upon delivery of the Underwriters in the State of Massachusetts of certificates representing the shares that are endorsed to the Underwriters or endorse in blank, the Underwriters will acquire all rights of the Selling Stockholders in the Shares free of any adverse claims within the meaning of Section 8-302.

              In rendering such opinion, such counsel may rely upon a certificate of the Selling Stockholders as to matters of fact (i) with respect to ownership of and liens, encumbrances, equities or claims on the Shares sold by the Selling Stockholders, and (ii) with respect to any agreements, mortgages, deeds of trust, voting trusts, notes, leases or other instruments, provided that such counsel shall state that they believe that both you and they are justified in relying upon such certificates.

              (e) You shall have received on the Closing Date an opinion of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A., as counsel for the Underwriters, dated the Closing Date with respect to the issuance and sale of the Firm Shares, the Registration Statement and other related matters as you may reasonably request, and the Company and its counsel shall have furnished to your counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

              (f) You shall have received letters addressed to you and dated the date hereof and the Closing Date from the firms of KPMG Peat Marwick LLP and Green & Co., independent certified public accountants, substantially in the forms heretofore approved by you.

              (g) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or, to the knowledge of the Company, shall be threatened or contemplated by the Commission at or prior to the Closing Date; (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending or, to the knowledge of the Company, threatened or contemplated by the Commission or the authorities of any jurisdiction; (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities; (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to you and you did not object thereto in good faith; and (v) all of the representations and warranties of the Company and the Selling Stockholders contained in this Agreement shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you) to the effect set forth in this Section 10(g) and in Sections 10(b) and 10(h) hereof.

              (h) The Company shall not have failed in any material respect at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

              (i) You shall have received a certificate, dated on and as of the Closing Date, by or on behalf of each Selling Stockholder to the effect that as of such Closing Date such Selling Stockholders representations and warranties in this Agreement are true and correct as if made on and as of such Closing Date, and that such Selling Stockholder has performed all such Selling Stockholder's obligations and satisfied all the conditions on such Selling Stockholder's part to be performed or satisfied at or prior to the Closing Date.

              (j) The Company and the Selling Stockholders shall have furnished or caused to have been furnished to you such further certificates and documents as you shall have reasonably requested.

              (k) At or prior to the Closing Date, you shall have received the written commitment of each of the Company's officers and directors, and each of the persons and entities listed on EXHIBIT A hereto, not to
       (i) directly or indirectly sell, offer or contract to sell, or otherwise dispose of or transfer any shares of Common Stock or securities of the Company convertible into or exchangeable or exercisable for Common Stock (collectively, "Company Securities") owned or controlled by such persons now or hereafter or any rights to purchase Company Securities, for a period of 180 days after the date of the Prospectus first filed pursuant to Rule 424(b) under the Act (the "Restriction Period"), without your prior written consent, or (ii) exercise or seek to exercise or effectuate in any manner any rights of any nature that such persons have or may hereafter have to require the Company to register under the Act any such person's sale, transfer or other disposition of any Company Securities or other securities of the Company held by any such persons, or to otherwise participate as a selling securityholder in any manner in any registration effected by the Company under the Act, including the registration to which this Agreement relates, before the expiration of the Restriction Period.

              (l) At or prior to the effective date of the Registration Statement, you shall have received a letter from the Corporate Financing Department of the NASD confirming that such Department has determined to raise no objections with respect to the fairness or reasonableness of the underwriting terms and arrangements of the offering contemplated hereby.

              (m) The Company shall have acquired all of the outstanding capital stock of both Childs & Childs Granite Company, Inc., a Georgia corporation, and C&C Granite Company, Inc., a Georgia corporation (collectively, "Childs & Childs"), and the remaining 50% of the issued and outstanding capital stock of the Quarry Companies not acquired from KSM in exchange for (1) aggregate cash consideration of $6,800,000, (2) shares of Common Stock having an aggregate value of $200,000 based on the price at which the Common Stock is sold to the public by the Underwriters, (3) the repayment of all of the indebtedness of the Quarry Companies attributable to Childs & Childs and (4) the issuance of an option to purchase [75,000] shares of Common Stock at an exercise price equal to the price at which the Common Stock is sold to the public by the Underwriters.

              (n) (A) the Company shall have acquired substantially all of the assets of Keith National Corporation, a ____________ corporation, and [certain of its affiliated companies] (collectively, "Keith Monument") in exchange for (1) shares of Common Stock having an aggregate value of $1,500,000 based upon the price at which the Common Stock is sold to the public by the Underwriters, (2) aggregate cash consideration of $14,875,000, less indebtedness payable by Keith Monument, and (3) the issuance of options to purchase [125,000] shares of Common Stock at an exercise price equal to the price at which the Common Stock is sold to the public by the Underwriters, and (B) the Company shall have entered into five-year employment agreements with each of John Keith and Roy Keith, Jr. to serve as ___________ and ____________, respectively;

              (o) Swenson shall have merged with and into the Company with the Company as the surviving corporation.

       All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

       The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of the Additional Closing Date of the conditions set forth in this Section 10, except that, if the Additional Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in paragraphs (c) through (i) shall be dated as of the Additional Closing Date and the opinions called for by paragraphs (c) and
(d) shall be revised to reflect the sale of Additional Shares.

       If any of the conditions hereinabove provided for in this Section 10 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by you by notifying the Company of such termination in writing or by telegram at or prior to such Closing Date, but you shall be entitled to waive any of such conditions.

       11. EFFECTIVE DATE OF AGREEMENT. This Agreement shall become effective upon the later of (a) the execution and delivery hereof by the parties hereto, and (b) release of notification of the effectiveness of the Registration Statement by the Commission; provided, however, that the provisions of Sections 8 and 9 shall at all times be effective.

       If any one or more of the Underwriters shall fail or refuse to purchase Firm Shares which it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Firm Shares, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in the Agreement Among Underwriters, to purchase the Firm Shares which such defaulting Underwriter or Underwriters agreed, but failed or refused to purchase. If any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares and arrangements satisfactory to you, the Company and the Selling Stockholders for the purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders. In any such case which does not result in termination of this Agreement, either you or the Company and the Selling Stockholders shall have the right to postpone the Closing Date, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement.

       12. TERMINATION OF AGREEMENT. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Company or the Selling Stockholders by notice to the Company and the Selling Stockholders, if prior to the Closing Date or the Additional Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, (i) trading in the Company's Common Stock shall have been suspended by the Commission or the NASDAQ/NMS, (ii) trading in securities generally on the New York Stock Exchange, American Stock Exchange or NASDAQ/NMS shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any such exchange or by order of the Commission or any court or other governmental authority, (iii) a general moratorium on commercial banking activities shall have been declared by either federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions or other material event the effect of which on the financial markets of the United States is such as to make it, in your good faith judgment, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares. Notice of such cancellation shall be promptly given to the Company and its counsel by telegraph, telecopy or telephone and shall be subsequently confirmed by letter.

       13. INFORMATION FURNISHED BY THE UNDERWRITERS. The Company acknowledges that (i) the paragraph immediately following footnote (3) on the cover page of the Prospectus, and (ii) the third and seventh paragraphs under the caption "Underwriting" in any Prepricing Prospectus and in the Prospectus, constitute the only information furnished by or on behalf of the Underwriters through you or on your behalf as such information is referred to in Sections 6(a), 6(b) and 9 hereof.

       14. MISCELLANEOUS. Except as otherwise provided in Sections 5 and 12 hereof, notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered (i) if to the Company or Selling Stockholders, to the office of the Company at 772 Graniteville Road, Graniteville, Vermont 05654, Attention: Kurt M. Swenson, Chief Executive Officer (with copy to Skadden, Arps, Slate, Meagher & Flom LLP,; Attention: Kent A. Coit, Esq. One Beacon Street, Boston, Massachusetts 02108), or (ii) if to you, as Representatives of the Underwriters, to Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716, Attention: John Forney, Vice President (with copy to Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A., 1221 Brickell Avenue, Miami, Florida 33131, Attention: Jorge L. Freeland, Esq.).

       This Agreement has been and is made solely for the benefit of the several Underwriters, the Company, its directors and officers, and the other controlling persons referred to in Section 9 hereof, the Selling Stockholders and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither of the terms "successor" and "successors and assigns" as used in this Agreement shall include a purchaser from you of any of the Shares in his status as such purchaser.

       15. APPLICABLE LAW; COUNTERPARTS. This Agreement shall be governed by and construed in accordance with the laws of the State of Massachusetts without reference to choice of law principles thereunder.

       This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

       This Agreement shall be effective when, but only when, at least one counterpart hereof shall have been executed on behalf of each party hereto.

       The Company, the Selling Stockholders and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect to any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

       Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and the several Underwriters.



                                       Very truly yours,

                                       ROCK OF AGES CORPORATION


                                       By:
                                           -----------------------------------
                                           Kurt M. Swenson
                                           Chief Executive Officer


                                       SELLING STOCKHOLDERS


                                       By:
                                           ------------------------------------
                                           Attorney-in-Fact


                                       As Attorney-in-Fact acting on behalf of
                                       each of the Selling Stockholders named in
                                       Schedule II to this Agreement.


CONFIRMED as of the date first above
mentioned, on behalf of itself and the
other several Underwriters named in
Schedule I hereto.


By:
   --------------------------------------
   John Forney
   Vice President

                               EXHIBIT A
                               ---------

                              SCHEDULE I




                                                                    NUMBER OF
                 NAME                                              FIRM SHARES
-----------------------------------------------------------------  -----------

Raymond James & Associates, Inc.
                                 --------------------------------

_________________ -----------------------------------------------

_________________ -----------------------------------------------

_________________ -----------------------------------------------

_________________ -----------------------------------------------

_________________ -----------------------------------------------

_________________ -----------------------------------------------

TOTAL
      -----------------------------------------------------------

                                   SCHEDULE II





                                 FIRM SHARES   ADDITIONAL SHARES   TOTAL SHARES
                                 -----------   -----------------   ------------
COMPANY
       ------------------------
SELLING STOCKHOLDERS

  ________________-------------

  ________________-------------

  ________________-------------

  ________________-------------

  ________________-------------

  ________________-------------

  ________________-------------

  ________________-------------  ___________   _________________   ____________

  ________________-------------

TOTAL:                           ===========   =================   ============